Exhibit (a)(3)

TRUST INSTRUMENT

NEUBERGER BERMAN ALTERNATIVE FUNDS

SCHEDULE A

INSTITUTIONAL CLASS

Neuberger Berman Long Short Fund

CLASS A

Neuberger Berman Long Short Fund

CLASS C

Neuberger Berman Long Short Fund

CLASS R3

Neuberger Berman Long Short Fund

CLASS R6

Neuberger Berman Long Short Fund

Dated: February 28, 2025